Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated October 30, 2013 relating to the financial statements, which appears in Genetic Technologies Limited’s Annual Report on Form 20-F for the year ended June 30, 2013 (file number 000-51504). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

Melbourne, Victoria, Australia

December 19, 2013